Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS SECOND QUARTER FINANCIAL RESULTS

Q2 Diluted EPS Improves to $0.29 from $0.23 in Year-ago Second Quarter on 42% Increase in Sales and Improved Gross Margin

BOULDER, Colo. — August 2, 2011 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), a diversified provider of industrial products and services, and the world’s leading manufacturer of explosion-welded clad metal plates, today reported financial results for its second quarter ended June 30, 2011.

Second quarter sales were $54.2 million, up 42% from $38.3 million in the second quarter last year, and a 19% sequential improvement from sales of $45.6 million in this year’s first quarter. The better-than-forecast results were primarily driven by expedited shipment activity at the Company’s U.S. Explosive Metalworking operations.

Gross margin was 29%, up from 24% in last year’s second quarter and 23% in the first quarter.  The gross margin improvement is largely attributable to a more favorable product mix and a somewhat stronger pricing environment in certain of DMC’s Explosive Metalworking end markets.

Operating income was $5.9 million, up 183% from $2.1 million in last year’s second quarter and a 294% improvement from $1.5 million in the 2011 first quarter. Net income was $3.9 million, or $0.29 per diluted share, an increase of 27% from net income of $3.0 million, or $0.23 per diluted share, in the year-ago second quarter and a 416% improvement from net income of $750,000, or $0.06 per diluted share, in the first quarter.

Second quarter adjusted EBITDA was $9.5 million, a 73% improvement from $5.5 million in last year’s second quarter, and an 88% increase from $5.1 million in the first quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principle) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Explosive Metalworking

DMC’s Explosive Metalworking segment recorded second quarter sales of $35.8 million, up 34% from sales of $26.7 million in the same quarter of 2010.  Operating income increased 125% to $5.6 million from $2.5 million in the 2010 second quarter, while adjusted EBITDA was $7.1 million, an improvement of 84% from $3.9 million in last year’s second quarter.  Despite a $9.7 million sequential improvement in sales, backlog only declined to $54.0 million from $58.5 million at the end of the first quarter.

Oilfield Products

Sales at DMC’s Oilfield Products segment increased 82% to $15.7 million from $8.7 million in the 2010 second quarter. Excluding incremental sales contributions of $2.2 million from operations acquired during last year’s second quarter, Oilfield Product sales increased $4.8 million, or 56%, versus the comparable year-ago quarter. Operating income was $1.2 million versus $134,000 in the prior year’s second quarter, while adjusted EBITDA was $2.3 million compared with $1.2 million in the 2010 second quarter.

AMK Welding

DMC’s AMK Welding segment reported second quarter sales of $2.7 million versus $2.9 million in the same quarter of 2010.  Operating income was $702,000 compared with $865,000 in the comparable year-ago quarter.  The segment recorded adjusted EBITDA of $821,000 versus $980,000 in the comparable quarter last year.

Management Commentary

“Both Explosive Metalworking and Oilfield Products, our core business segments, delivered another quarter of very respectable sales growth and improved profitability,” said Yvon Cariou, president and CEO. “Our U.S. cladding team capitalized on timely metal arrivals at our Mt. Braddock, Pennsylvania facility, and was able to quickly complete shipments on two large orders.  This strong production performance illustrates the efficiency and flexibility of our explosion welding operating platform.  Meanwhile, our Oilfield Products segment continued to benefit from a very active oil and gas drilling environment, as well as from our expanding international manufacturing and distribution network.”

“We continue to see encouraging signs in several of our industrial processing end markets that capital spending momentum is improving,” Cariou added.  “While the fragility of the global economic recovery continues to make forecasting a challenging process, we nevertheless remain optimistic about the long-range prospects for all three of our business segments.”

Guidance

Rick Santa, senior vice president and chief financial officer, said, “We are raising our 2011 sales-growth forecast to between 28% and 30% versus fiscal 2010. Our prior forecast called for year-over-year growth of between 24% and 28%.  The significant pricing pressure our Explosive Metalworking segment experienced during much of fiscal 2010 has begun to ease, and we have therefore elevated our 2011 consolidated gross margin forecast to between 26% and 28% versus our previously guided range of 24% and 26%.”

Santa said that in light of the stronger-than-expected shipments achieved in the second quarter, third quarter sales are expected to be flat to down 5% from those reported in the most recent quarter.  Third quarter gross margin is expected to be in a range of 27% to 28%.

DMC’s blended effective tax rate for fiscal 2011 is now projected in a range of between 26% and 28% versus the previously forecasted range of 25% to 28%.  The Company’s tax rate is expected to rise to a normalized level of between 28% and 30% in years thereafter.

Six-month Results

Sales for the six-month period increased 45% to $99.7 million versus $68.6 million in the comparable period of 2010. Gross margin was 26% versus 24% in the same period a year ago. Operating income improved 217% to $7.4 million from $2.3 million in the prior year’s six-month period. Net income was $4.6 million, or $0.35 per diluted share, an increase of 76% compared with net income of $2.6 million, or $0.20 per diluted share, at the six-month mark last year. Adjusted EBITDA was $14.6 million compared with $9.0 million in the same period a year ago.

The Explosive Metalworking segment reported six-month sales of $61.8 million, up 29% from $48.0 million in the first half of 2010.  The segment reported operating income of $7.2 million, up 66% from $4.3 million in the same period a year ago.  Adjusted EBITDA was $10.1 million versus $7.1 million in the comparable year-ago period.

Six-month sales at DMC’s Oilfield Products segment increased 109% to $32.8 million from $15.7 million in last year’s six-month period.  The segment reported operating income of $2.1 million versus an operating loss of $326,000 in the same period a year ago.  Six-month adjusted EBITDA was $4.4 million versus $1.6 million in the prior-year’s six-month period.

AMK Welding recorded six-month sales of $5.1 million compared with $5.0 million in the comparable year-ago period. Operating income was $1.2 million versus $1.1 million in the prior-year period.  Adjusted EBITDA at the six-month mark was $1.4 million compared with $1.4 million in the same period a year ago.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 9, 2011, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Account Number 286 and the passcode 375989.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation serves a global network of industrial customers through two core business segments: Explosive Metalworking and Oilfield Products; as well as a specialized industrial service provider, AMK Welding. The Explosive Metalworking segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. Oilfield Products is an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells.  AMK Welding utilizes various specialized technologies to weld components for use in power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s websites at: http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for third quarter and full-year 2011 sales, margins and tax rates, growth and diversification prospects, as well as expectations about business conditions and growth opportunities, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully source and execute upon acquisition opportunities; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2010.

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
NET SALES	$54,165	$38,258	$99,740	$68,615
COST OF PRODUCTS SOLD	38,692	29,000	73,964	52,373
Gross profit	15,473	9,258	25,776	16,242

COSTS AND EXPENSES:
General and administrative expenses	4,194	3,358	7,869	6,503
Selling and distribution expenses	3,911	2,550	7,638	4,871
Amortization of purchased intangible assets	1,471	1,264	2,876	2,537
Total costs and expenses	9,576	7,172	18,383	13,911

INCOME FROM OPERATIONS	5,897	2,086	7,393	2,331

OTHER INCOME (EXPENSE):
Gain on step acquisition of joint ventures	—	2,117	—	2,117
Other income (expense), net	(136)	(110)	(339)	31
Interest expense	(486)	(662)	(896)	(1,806)
Interest income	—	29	3	65
Equity in earnings of joint ventures	—	86	—	255

INCOME BEFORE INCOME TAXES	5,275	3,546	6,161	2,993

INCOME TAX PROVISION	1,418	505	1,565	351

NET INCOME	3,857	3,041	4,596	2,642
Less: Net income (loss) attributable to noncontrolling interest	(11)	5	(23)	17

NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$3,868	$3,036	$4,619	$2,625

INCOME PER SHARE:
Basic	$0.29	$0.23	$0.35	$0.20
Diluted	$0.29	$0.23	$0.35	$0.20

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,060,456	12,774,316	13,059,782	12,742,589
Diluted	13,070,536	12,786,976	13,069,834	12,755,565

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.08	$0.08

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

(unaudited)

	June 30,
	2011	December 31,
	(unaudited)	2010
ASSETS

Cash and cash equivalents	$7,613	$4,572
Accounts receivable, net	34,798	27,567
Inventories	48,903	35,880
Other current assets	6,153	4,716

Total current assets	97,467	72,735

Property, plant and equipment, net	40,832	39,806
Goodwill, net	42,020	39,173
Purchased intangible assets, net	49,260	48,490
Other long-term assets	1,285	1,189

Total assets	$230,864	$201,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$22,020	$16,109
Customer advances	3,038	1,531
Dividend payable	533	529
Accrued income taxes	1,536	477
Other current liabilities	8,315	7,529
Lines of credit	8,724	2,621
Current portion of long-term debt	9,216	9,596

Total current liabilities	53,382	38,392

Long-term debt	14,610	14,579
Deferred tax liabilities	11,848	12,083
Other long-term liabilities	1,355	1,255
Stockholders’ equity	149,669	135,084

Total liabilities and stockholders’ equity	$230,864	$201,393

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Dollars in Thousands)

(unaudited)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interest	$4,596	$2,642
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	2,628	2,404
Amortization of purchased intangible assets	2,876	2,537
Amortization of capitalized debt issuance costs	157	383
Stock-based compensation	1,663	1,702
Deferred income tax benefit	(1,367)	(961)
Equity in earnings of joint ventures	—	(255)
Gain on step acquisition of joint ventures	—	(2,117)
Loss on disposal of property, plant and equipment	101	—
Change in working capital, net	(9,899)	3,360

Net cash provided by operating activities	755	9,695

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Austin Explosives Company	—	(3,544)
Step acquisition of joint ventures, net of cash acquired	—	(2,065)
Acquisition of property, plant and equipment	(2,286)	(1,445)
Change in other non-current assets	36	(125)

Net cash used in investing activities	(2,250)	(7,179)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on syndicated term loans	—	(15,374)
Borrowings on lines of credit, net	5,818	1,998
Payments on long-term debt	(421)	(399)
Payments on capital lease obligations	(156)	(146)
Payment of dividends	(1,062)	(1,033)
Contribution from noncontrolling stockholder	42	—
Net proceeds from issuance of common stock	99	70
Tax impact of stock-based compensation	(109)	2

Net cash provided by (used in) financing activities	4,211	(14,882)

EFFECTS OF EXCHANGE RATES ON CASH	325	(251)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,041	(12,617)

CASH AND CASH EQUIVALENTS, beginning of the period	4,572	22,411

CASH AND CASH EQUIVALENTS, end of the period	$7,613	$9,794

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Explosive Metalworking Group	$35,751	$26,690	$61,826	$47,996
Oilfield Products	15,717	8,654	32,773	15,660
AMK Welding	2,697	2,914	5,141	4,959

Net sales	$54,165	$38,258	$99,740	$68,615

Explosive Metalworking Group	$5,605	$2,486	$7,159	$4,324
Oilfield Products	1,159	134	2,083	(326)
AMK Welding	702	865	1,170	1,125
Unallocated expenses	(1,569)	(1,399)	(3,019)	(2,792)

Income from operations	$5,897	$2,086	$7,393	$2,331

	For the three months ended June 30, 2011
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$5,605	$1,159	$702	$(1,569)	$5,897
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	11	—	—	11
Stock-based compensation	—	—	—	871	871
Depreciation	921	232	119		1,272
Amortization of purchased intangibles	574	897	—	—	1,471

Adjusted EBITDA	$7,100	$2,299	$821	$(698)	$9,522

	For the three months ended June 30, 2010
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$2,486	$134	$865	$(1,399)	$2,086
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	(5)	—	—	(5)
Stock-based compensation	—	—	—	910	910
Depreciation	814	321	115	—	1,250
Amortization of purchased intangibles	551	713	—	—	1,264

Adjusted EBITDA	$3,851	$1,163	$980	$(489)	$5,505

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	For the six months ended June 30, 2011
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$7,159	$2,083	$1,170	$(3,019)	$7,393
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	23	—	—	23
Stock-based compensation	—	—	—	1,663	1,663
Depreciation	1,834	553	241	—	2,628
Amortization of purchased intangibles	1,120	1,756	—	—	2,876

Adjusted EBITDA	$10,113	$4,415	$1,411	$(1,356)	$14,583

	For the six months ended June 30, 2010
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$4,324	$(326)	$1,125	$(2,792)	$2,331
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	(17)	—	—	(17)
Stock-based compensation	—	—	—	1,702	1,702
Depreciation	1,583	591	230	—	2,404
Amortization of purchased intangibles	1,149	1,388	—	—	2,537

Adjusted EBITDA	$7,056	$1,636	$1,355	$(1,090)	$8,957

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net income (loss) attributable to DMC	$3,868	$3,036	$4,619	$2,625
Interest expense	486	662	896	1,806
Interest income	—	(29)	(3)	(65)
Provision for income taxes	1,418	505	1,565	351
Depreciation	1,272	1,250	2,628	2,404
Amortization of purchased intangible assets	1,471	1,264	2,876	2,537

EBITDA	8,515	6,688	12,581	9,658
Stock-based compensation	871	910	1,663	1,702
Other (income) expense, net	136	(2,007)	339	(2,148)
Equity in earnings of joint ventures	—	(86)	—	(255)

Adjusted EBITDA	$9,522	$5,505	$14,583	$8,957